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TO:       John Martin, Chairman
          Board of Directors
          Newriders, Inc.

FROM:     Rick Pierce

SUBJECT:  Return of Common Stock to Corporate Treasury



In consideration of Newriders Inc.'s, agreement to acquire all of the stock of Paisano Publications, Inc. and its affiliated companies, I hereby agree that I will transfer to the Corporate Treasury of Newriders, Inc. all right, title and interest to any shares of common stock of Newriders, Inc. that I presently hold in my individual name or in which I otherwise have a beneficial interest, or over which I have control, totalling not less than One Million Eight Hundred Forty-Four Thousand (1,844,000) shares. Such transfer will leave my ownership at a total of Eight Hundred Forty Thousand (840,000) shares of such common stock based on company records as of February 6, 1998.

The transfer of shares by the undersigned to the Corporate Treasury will take place concurrently with the completion of the pending acquisition of all of the stock of Paisano, Inc. by Newriders, Inc.

This Agreement supersedes and replaces all prior letters or memos from the undersigned to you concerning the return of shares to the Corporate Treasury.

Dated: February 10, 1998



/s/ RICK PIERCE
---------------------
Rick Pierce